Exhibit 99.1

EXECUTION VERSION

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of May 31, 2018 (this “Amendment”), is entered into by and among BRIGHT HORIZONS FAMILY SOLUTIONS LLC, a Delaware limited liability company (the “Borrower”), BRIGHT HORIZONS CAPITAL CORP., a Delaware corporation (“Holdings”), the Loan Parties who have delivered signature pages hereto, JPMORGAN CHASE BANK, N.A. (“JPMCB”), as administrative agent (in such capacity, the “Administrative Agent”), L/C Issuer and an assignee Lender under Sections 2(b) and 3(b) below, and the Lenders referred to below who have delivered signature pages hereto, amends the Credit Agreement, dated as of January 30, 2013, by and among the Borrower, Holdings, JPMCB, as Administrative Agent and L/C Issuer, the lenders party thereto (the “Existing Lenders”) and the other parties party thereto from time to time (as amended and restated as of November 7, 2016, as amended by the Amendment Agreement dated as of May 8, 2017 and the Amendment to Credit Agreement dated as of November 30, 2017, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the meanings ascribed to such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, (a) the Existing Term Lenders (as defined below) have made Term B Loans to the Borrower and (b) the Existing Revolving Lenders (as defined below) have made Revolving Credit Loans and have made the Revolving Credit Commitments to the Borrower;

WHEREAS, the Borrower, the Consenting Lenders (as defined below), which collectively constitute the Required Lenders, the Required Facility Lenders in respect of the Term B Loans, and the Required Revolving Lenders, desire to amend the Credit Agreement to provide for (a) the modification of the Applicable Rate applicable to the Term B Loans and the Revolving Credit Loans and (b) the modification of certain other terms and conditions of the Credit Agreement, in each case, on the terms and subject to the conditions set forth herein;

WHEREAS, (a) each Lender (each, an “Existing Term Lender”) holding outstanding Term B Loans immediately prior to the Amendment Effective Date (as defined below) (“Existing Term Loans”) that executes and delivers a signature page to this Amendment as a “Consenting Term Lender” (each, a “Consenting Term Lender”) and (b) each Lender (each, an “Existing Revolving Lender”; the Existing Term Lenders and the Existing Revolving Lenders, collectively, the “Existing Lenders” and each an “Existing Lender”) holding outstanding Revolving Credit Commitments (“Existing Revolving Credit Commitments”) and/or Revolving Credit Loans (“Existing Revolving Credit Loans”) immediately prior to the Amendment Effective Date that executes and delivers a signature page to this Amendment as a “Consenting Revolving Lender” (each, a “Consenting Revolving Lender”; the Consenting Term Lenders and the Consenting Revolving Lenders, collectively, the “Consenting Lenders” and each a “Consenting Lender”), at or prior to, in the case of the Existing Term Lenders, 5:00 p.m., New York City time, on May 9, 2018 and in the case of the Existing Revolving Lenders, 5:00 p.m., New York City time, on May 16, 2018 (the “Delivery Time”), in each case will have agreed to the terms of this Amendment upon the effectiveness of this Amendment on the Amendment Effective Date. Each Existing Term Lender that is not a Consenting Term Lender (each, a “Non-Consenting Term Lender”) will be deemed not to have agreed to this Amendment as it applies to the Existing Term Loans held by such Non-Consenting Term Lender, and will be subject to the mandatory assignment provisions of Section 3.07 of the Credit Agreement upon the effectiveness of this Amendment on the Amendment Effective Date with respect to its Term B

Loans (it being understood that the interests, rights and obligations of the Non-Consenting Term Lenders under the Loan Documents with respect to Existing Term Loans will be assumed by JPMCB in accordance with Section 3.07 of the Credit Agreement and Section 2 hereof). Each Existing Revolving Lender that is not a Consenting Revolving Lender (each, a “Non-Consenting Revolving Lender”) will be deemed not to have agreed to this Amendment as it applies to the Existing Revolving Credit Loans and Existing Revolving Credit Commitments held by such Non-Consenting Revolving Lender, and will be subject to the mandatory assignment provisions of Section 3.07 of the Credit Agreement upon the effectiveness of this Amendment on the Amendment Effective Date with respect to its Revolving Credit Loans and Revolving Credit Commitments (it being understood that the interests, rights and obligations of the Non-Consenting Revolving Lenders under the Loan Documents with respect to Revolving Credit Loans and Revolving Credit Commitments will be assumed by (a) certain Consenting Revolving Lenders and (b) certain financial institutions that are not Existing Revolving Lenders and that are a party hereto as a “New Revolving Lender” (each, a “New Revolving Lender”), in each case in accordance with Section 3.07 of the Credit Agreement and Section 3 hereof);

WHEREAS, with respect to this Amendment, JPMCB, Barclays Bank PLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated have been appointed to act as joint lead arrangers and joint bookrunners (collectively, the “Arrangers”).

NOW, THEREFORE, in consideration of the premises and the covenants and obligations contained herein, the parties hereto agree as follows:

SECTION 1.    Rules of Interpretation. The rules of interpretation set forth in Section 1.02 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

SECTION 2.    Concerning the Term B Lenders and the Term B Loans.

(a)    Subject to the terms and conditions set forth herein, on the Amendment Effective Date, (i) each Consenting Term Lender shall continue to be, a “Term B Lender”, a “Term Lender” and a “Lender” under the Credit Agreement and (ii) each Consenting Term Lender shall continue to have, all the rights and obligations of a “Term B Lender”, a “Term Lender” and a “Lender” holding a Term B Loan under the Credit Agreement. Each Consenting Term Lender agrees that no amounts shall be due under Section 3.05 of the Credit Agreement as a result of the transactions contemplated by this Amendment.

(b)    Pursuant to Section 3.07 of the Credit Agreement, on the Amendment Effective Date, (i) each Non-Consenting Term Lender shall be deemed to have assigned all its Existing Term Loans and (ii) each Consenting Term Lender that will be allocated an aggregate principal amount of Term B Loans as of the Amendment Effective Date that is less than the aggregate principal amount of the Existing Term Loans of such Consenting Term Lender immediately prior to the Amendment Effective Date (as disclosed to such Consenting Term Lender by the Administrative Agent prior to the date hereof) shall be deemed to have assigned the portion of its Existing Term Loans in excess of such allocated amount, in each case together with all its interests, rights (other than its existing rights to payments pursuant to Section 3.07 of the Credit Agreement) and obligations under the Loan Documents in respect thereof, to JPMCB, as assignee, at a purchase price equal to the principal amount of such Existing Term Loans being assigned, as the case may be (the “Term Loan Purchase Price”). Upon (i) payment to a Non-Consenting Term Lender of (w) the Term Loan Purchase Price with respect to its Term B Loans so assigned, (x) accrued and unpaid interest on such Term B Loans through but excluding the Amendment Effective Date and (y) any amounts that such

Non-Consenting Term Lender may be owed pursuant to Section 3.05 of the Credit Agreement in respect of such Term B Loans, which, in the case of clause (w) shall be paid by JPMCB, as assignee, and in the case of clauses (x) and (y) shall be paid by the Borrower and (ii) the satisfaction or waiver of the conditions set forth in Section 3.07 of the Credit Agreement (but without the requirement of any further action on the part of such Non-Consenting Term Lender, the Borrower or the Administrative Agent), such Non-Consenting Term Lender shall cease to be a party to the Credit Agreement in its capacity as a Term B Lender.

(c)    Each of the parties hereto (i) agrees that this Amendment shall constitute the Assignment and Assumption for the assignments being made hereunder pursuant to clause (b) of this Section 2 and (ii) waives the requirements under Section 3.07 (A) for the Non-Consenting Term Lender to execute and deliver this Amendment, (B) to provide five (5) Business Day’s prior written notice to the Lenders and the Administrative Agent of such assignments and (C) to deliver the executed signature page of the assignee to such Non-Consenting Term Lenders five (5) Business Days prior to the deemed assignment.

SECTION 3.    Concerning the Revolving Credit Lenders, the Revolving Credit Commitments and the Revolving Credit Loans.

(a)    Subject to the terms and conditions set forth herein, on the Amendment Effective Date, (i) each New Revolving Lender shall become, and each Consenting Revolving Lender shall continue to be, a “Revolving Credit Lender” and a “Lender” under the Credit Agreement and (ii) each New Revolving Lender shall have, and each Consenting Revolving Lender shall continue to have, all the rights and obligations of a “Revolving Credit Lender” and a “Lender” holding a Revolving Credit Commitment and Revolving Credit Loans outstanding from time to time under the Credit Agreement and the other Loan Documents. Each Consenting Revolving Lender agrees that no amounts shall be due under Section 3.05 of the Credit Agreement as a result of the transactions contemplated by this Amendment.

(b)    Pursuant to Section 3.07 of the Credit Agreement, on the Amendment Effective Date, (i) each Non-Consenting Revolving Lender shall be deemed to have assigned, delegated and transferred its Existing Revolving Credit Commitments and its Existing Revolving Credit Loans, as applicable, including any participations in L/C Obligations and (ii) each Consenting Revolving Lender that will be allocated an aggregate amount of the Revolving Credit Commitments as of the Amendment Effective Date that is less than the aggregate amount of Revolving Credit Commitments of such Consenting Revolving Lender immediately prior to the Amendment Effective Date (as disclosed to such Consenting Revolving Lender by the Administrative Agent prior to the date hereof) shall be deemed to have assigned, delegated and transferred the portion of its Revolving Credit Commitments in excess of such allocated amount (together with a proportionate principal amount of the Revolving Credit Loans and participations in L/C Obligations of such Consenting Revolving Lender), in each case together with all its interests, rights (other than its existing rights to payments pursuant to Section 3.07 of the Credit Agreement) and obligations under the Loan Documents in respect thereof, to JPMCB, as assignee, and, in the case of its Existing Revolving Credit Loans and participations in L/C Obligations being assigned, at a purchase price equal to par (the “Revolving Loan Purchase Price”). Upon (i) payment to a Non-Consenting Revolving Lender of (x) the Revolving Loan Purchase Price with respect to its Revolving Credit Loans and participations in L/C Obligations so assigned, delegated and transferred pursuant to this paragraph (b), (y) accrued and unpaid interest and fees and other amounts owing under the Credit Agreement, in each case with respect to the Revolving Credit Commitments and Revolving Credit Loans through but excluding the Amendment Effective Date and (z) any amounts that such Non-Consenting Term Lender may be owed pursuant to Section 3.05 of the Credit Agreement in respect of such Existing Revolving Credit Loans, which, in the case of clause (x) shall be paid by JPMCB, as assignee, and in the case of clauses (y) and (z) shall be paid by the Borrower, and (ii) the satisfaction of the applicable conditions set forth in Sections 3.07 of the Credit Agreement (but without the requirement of any further action on the part of such Non-Consenting Revolving Lender, the Borrower or the Administrative Agent), such Non-Consenting Revolving Lender shall cease to be a party to the Credit Agreement in its capacity as a Revolving Credit Lender.

(c)    Subject to the terms and conditions set forth herein, on the Amendment Effective Date, (i) to the extent any Consenting Revolving Lender will be allocated an aggregate amount of the Revolving Credit Commitments as of the Amendment Effective Date that is more than the aggregate amount of the Existing Revolving Credit Commitments of such Consenting Revolving Lender immediately prior to the Amendment Effective Date (as agreed by such Consenting Revolving Lender prior to the date hereof), each such Consenting Revolving Lender agrees to assume from JPMCB the portion of such excess amount (together with a proportionate principal amount of the Revolving Credit Loans and participations in L/C Obligations (in the case of the Revolving Credit Loans and participations in L/C Obligations, at a purchase price equal to par)) such that, immediately after such assignment and assumption, such Consenting Revolving Lender holds Revolving Credit Commitments in an amount equal to the amount set forth opposite such Consenting Revolving Lender’s name on Schedule I hereto and (ii) each New Revolving Lender, if any, set forth on Schedule I hereto agrees to assume from JPMCB Revolving Credit Commitments in an aggregate amount equal to the amount set forth opposite such New Revolving Lender’s name on Schedule I hereto (together with a proportionate principal amount of the Revolving Credit Loans and participations in L/C Obligations (in the case of the Revolving Credit Loans and participations in L/C Obligations, at a purchase price equal to par)).

(d)    Each New Revolving Lender, if any, by delivering its signature page to this Amendment on the Amendment Effective Date and assuming Revolving Credit Commitments and Revolving Credit Loans in accordance with Section 3(c) hereof, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by the Administrative Agent or any Lenders, as applicable, on the Amendment Effective Date.

(e)    Each of the parties hereto (i) agrees that this Amendment shall constitute the Assignment and Assumption for the assignments being made hereunder pursuant to clauses (b) and (c) of this Section 3 and (ii) waives the requirements under Section 3.07 (A) for the Non-Consenting Revolving Lender to execute and deliver this Amendment, (B) to provide five (5) Business Day’s prior written notice to the Lenders and the Administrative Agent of such assignments and (C) to deliver the executed signature page of the assignee to such Non-Consenting Revolving Lenders five (5) Business Days prior to the deemed assignment.

SECTION 4.     Amendments to Credit Agreement. Effective as of the Third Amendment Effective Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in Annex I hereto.

SECTION 5.    Conditions Precedent to the Effectiveness of the Amendment

(a)    This Amendment shall become effective on the date when each of the following conditions precedent shall have been satisfied or waived (the “Amendment Effective Date”):

(i)    [reserved];

(ii)    The Administrative Agent shall have received each of the following, each dated the Amendment Effective Date:

(1)    (i) this Amendment, duly executed by the Borrower, Holdings, each other Loan Party, JPMCB in its capacity as the Administrative Agent, L/C Issuer, an assignee Lender under Sections 2(b) and 3(b) hereof and as a Consenting Lender and the Consenting Lenders (provided that such Lenders constitute the Required Lenders, the Required Facility Lenders in respect of the Term B Loans and the Required Revolving Lenders) and the New Revolving Lenders and (ii) a Revolving Credit Note, executed by the Borrower in favor of each New Revolving Lender that has requested a Revolving Note at least three (3) Business Days in advance of the Amendment Effective Date;

(2)    a written opinion of Ropes & Gray LLP, counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent;

(3)    certificates of good standings from the applicable secretary of state of the state of organization of each Loan Party, certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party or is to be a party on the Amendment Effective Date; and

(4)    a certificate of a Responsible Officer of the Borrower certifying as to the matters specified in Section 6 (Representations and Warranties) and clauses (a)(iii) and (a)(iv) below;

(iii)    no Default or Event of Default shall exist or would exist after giving effect to this Amendment;

(iv)    the representations and warranties of each Loan Party set forth in Article V of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;

(v)    the Borrower shall have paid: (i) all amounts referred to in Section 7 (Fees and Expenses) of this Amendment that have been invoiced to the Borrower at least three (3) Business Days prior to the Amendment Effective Date (or as otherwise reasonably agreed by the Borrower), and (ii) to each Consenting Revolving Lender and New Revolving Lender, the closing fee set forth in Section 2.10(d) of the Credit Agreement, as amended by this Amendment; and

(vi)    the Borrower shall have provided to the Administrative Agent at least three (3) days prior to the Amendment Effective Date (or such shorter period as the Administrative Agent may agree in its sole discretion), all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, that has been requested by the Administrative Agent at least six (6) Business Days prior to the Amendment Effective Date.

The Administrative Agent shall notify the Borrower, the Existing Lenders and the New Revolving Lenders of the Amendment Effective Date and such notice shall be conclusive and binding.

SECTION 6.    Representations and Warranties

On and as of the Amendment Effective Date, the Borrower hereby represents and warrants that (a) this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to Debtor Relief Laws and general principles of equity (whether considered in a proceeding in equity or law) and an implied covenant of good faith and fair dealing, and the Credit Agreement (as amended by this Amendment) constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to Debtor Relief Laws and general principles of equity (whether considered in a proceeding in equity or law) and an implied covenant of good faith and fair dealing and (b) no Default or Event of Default shall exist or would exist after giving effect to this Amendment.

SECTION 7.    Fees and Expenses

The Borrower shall pay (a) in accordance with the terms of Section 10.04 of the Credit Agreement all costs and expenses of the Administrative Agent in connection with the preparation, negotiation, syndication, execution and delivery of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto) and (b) any other fees separately agreed between the Borrower and any of the Arrangers.

SECTION 8.    Effects on the Credit Agreement and the Loan Documents

(a)    As of the Amendment Effective Date, (i) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby and (ii) each Person executing this Amendment in its capacity as a New Revolving Lender shall become a “Lender” and a “Revolving Credit Lender” under the Credit Agreement for all purposes of the Credit Agreement and the other Loan Documents and shall be bound by the provisions of the Credit Agreement (as amended by this Amendment) as a Lender holding Revolving Credit Commitments and Revolving Credit Loans.

(b)    Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

(d)    This Amendment shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement or discharge or release the Lien or priority of any Loan Document or any other security therefor or any guarantee thereof. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Credit Agreement or any other Loan Document, all of which shall remain in full force and effect, except as modified hereby. Nothing expressed or implied in this Amendment or any other document contemplated hereby shall be construed as a release or other discharge of any Loan Party under any Loan Document from any of its obligations and liabilities thereunder.

(e)    This Amendment is a Loan Document.

SECTION 9.    Execution in Counterparts

This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy, .pdf or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 10.    Governing Law

This Amendment shall be governed by and construed in accordance with the law of the State of New York.

SECTION 11.    Reaffirmation

Each of Holdings, the Borrower and each other Loan Party hereby (a) reaffirms its obligations under the Credit Agreement and each other Loan Document to which it is a party, in each case as amended by this Amendment, (b) reaffirms all Liens on the Collateral which have been granted by it in favor of the Administrative Agent (for the benefit of the Secured Parties) pursuant to the Loan Documents and (c) acknowledges and agrees that the grants of security interests by and the guarantees of the Loan Parties contained in the Collateral Documents and the Guaranty are, and shall remain, in full force and effect immediately after giving effect to this Amendment.

SECTION 12.    Section Titles

The section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when

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used to reference a section. Any reference to the number of a clause, sub-clause or subsection of any Loan Document immediately followed by a reference in parenthesis to the title of the section of such Loan Document containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such section, the reference to the title shall govern absent manifest error.

SECTION 13.    Notices

All communications and notices hereunder shall be given as provided in the Credit Agreement.

SECTION 14.    Severability

In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 15.    Successors

The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns permitted by the Credit Agreement.

SECTION 16.    Waiver of Jury Trial

EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, as of the date first written above.

BRIGHT HORIZONS FAMILY SOLUTIONS LLC

By:	/s/ Elizabeth Boland
Name:	Elizabeth Boland
Title:	Chief Financial Officer

[Bright Horizons – Third Amendment to Credit Agreement Signature Page]

BRIGHT HORIZONS CAPITAL CORP.

By:	/s/ Elizabeth Boland
Name:	Elizabeth Boland
Title:	Chief Financial Officer

BRIGHT HORIZONS LLC
BRIGHT HORIZONS CHILDREN’S CENTERS LLC
CORPORATEFAMILY SOLUTIONS LLC
RESOURCES IN ACTIVE LEARNING
HILDEBRANDT LEARNING CENTERS, LLC

By:	/s/ Elizabeth Boland
Name:	Elizabeth Boland
Title:	Chief Financial Officer

[Bright Horizons – Third Amendment to Credit Agreement Signature Page]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, L/C Issuer, assignee Lender under Sections 2(b) and 3(b), a Consenting Term Lender and a Consenting Revolving Lender

By:	/s/ Peter M. Killea
Name:	Peter M. Killea
Title:	Executive Director

[Bright Horizons – Third Amendment to Credit Agreement Signature Page]

[Lender Signature Pages on file with the Administrative Agent]

Schedule I

None.

Annex I

See attached.

EXECUTION VERSION

CONFORMED COPY1

as amended by the Amendment Agreement dated as of May 8, 2017 and the Amendment to Credit Agreement dated as of November 30, 2017 and as amended pursuant to the Third Amendment to Credit Agreement to be dated May 31, 2018

CREDIT AGREEMENT

Dated as of January 30, 2013,

as amended and restated as of November 7, 2016

among

BRIGHT HORIZONS FAMILY SOLUTIONS LLC,

as Borrower,

BRIGHT HORIZONS CAPITAL CORP.,

as Holdings,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

L/C Issuer, Joint Lead Arranger and Joint Bookrunner,

THE OTHER LENDERS PARTY HERETO,

BARCLAYS BANK PLC AND

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Joint Lead Arrangers, Joint Bookrunners and Co-Syndication Agents,

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

GOLDMAN SACHS BANK USA,

HSBC BANK USA, NATIONAL ASSOCIATION,

ING CAPITAL LLC,

MIZUHO BANK, LTD. AND

ROYAL BANK OF CANADA,

as Co-Documentation Agents

[1]	NOT A LEGAL DOCUMENT. TO BE CERTAIN OF THE TERMS OF THE AMENDED AND RESTATED CREDIT AGREEMENT AND THE AMENDMENT THERETO, PLEASE REFER TO THE EXECUTION COPIES OF SUCH DOCUMENTS.

~~[[NYCORP:3649801v4:04/23/2018–12:16 PM]]~~[[NYCORP:3649801v12:05/31/2018–02:45 PM]]

Section 10.10.	Interest Rate Limitation	165

Section 10.11.	Counterparts	165

Section 10.12.	Integration	165

Section 10.13.	Survival of Representations and Warranties	166

Section 10.14.	Severability	166

Section 10.15.	Execution of Assignments and Certain Other Documents	166

Section 10.16.	GOVERNING LAW	166

Section 10.17.	WAIVER OF RIGHT TO TRIAL BY JURY	167

Section 10.18.	Binding Effect	167

Section 10.19.	Lender Action	167

Section 10.20.	USA PATRIOT Act	168

Section 10.21.	No Advisory or Fiduciary Responsibility	168

Section 10.22.	Intercreditor Agreement	168

Section 10.23.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	169

Section 10.24.	Currency Indemnity	169

SCHEDULES

1.01B	Certain Security Interests and Guarantees
2.01	Commitments
5.12	Subsidiaries and Other Equity Investments
7.01(b)	Existing Liens
7.02(f)	Existing Investments
7.03(b)	Existing Indebtedness
7.05(f)	Dispositions
7.08	Transactions with Affiliates
7.09	Existing Restrictions
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C-1	Term Loan Note
C-2	Revolving Credit Note

~~[[NYCORP:3649801v4:04/23/2018–12:16 PM]]~~[[NYCORP:3649801v12:05/23/2018–06:48 PM]]

CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of January 30, 2013, and as amended and restated as of November 7, 2016 by the Incremental and Amendment and Restatement Agreement (as defined below) (this “Agreement”), among BRIGHT HORIZONS FAMILY SOLUTIONS LLC, a Delaware limited liability company (the “Borrower”), BRIGHT HORIZONS CAPITAL CORP., a Delaware corporation, JPMORGAN CHASE BANK, N.A., as Administrative Agent and L/C Issuer and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENTS

The Borrower, Bright Horizons Capital Corp., the Lenders, GOLDMAN SACHS BANK USA, as Administrative Agent, Swing Line Lender, L/C Issuer, Joint Lead Arranger and Joint Bookrunner, entered into the Credit Agreement dated as of January 30, 2013 (as amended by Amendment No. 1 dated as of November 19, 2014, as supplemented by the Incremental Joinder dated as of December 9, 2014, as amended by the Extension and Incremental Amendment dated as of January 26, 2016, and as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”).

The Borrower, Bright Horizons Capital Corp., the Lenders, Goldman Sachs Bank USA, as existing Administrative Agent, L/C Issuer and Swing Line Lender, and JPMorgan Chase Bank, N.A., as successor Administrative Agent and L/C Issuer, have entered into the Incremental and Amendment and Restatement Agreement, dated as of November 7, 2016 (the “Incremental and Amendment and Restatement Agreement”), pursuant to which (i) the Effective Date Term B Lenders (as defined below) agreed to make Effective Date Term B Loans (as defined below) in an aggregate principal amount of $925,000,000 on the Amendment and Restatement Effective Date (as defined below), (ii) the Delayed Draw Term B Lenders (as defined below) agreed to make Delayed Draw Term B Loans (as defined below) in an aggregate principal amount of up to $200,000,000 on the Delayed Draw Funding Date (as defined below), (iii) the Borrower agreed to use the proceeds of such Effective Date Term B Loans to, among other things, prepay in full the outstanding principal amount of the Existing Term Loans (as defined in the Incremental and Amendment and Restatement Agreement), together with any accrued but unpaid interest and fees thereon and (iv) the parties thereto have agreed, subject to the terms and conditions thereof, to amend and restate the Existing Credit Agreement to be in the form hereof.

As of the Amendment and Restatement Effective Date, the Existing Credit Agreement will be amended and restated in the form of this Agreement in accordance with the Incremental and Amendment and Restatement Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

Definitions and Accounting Terms

Section 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2008 Credit Agreement” means that certain Credit and Guaranty Agreement, dated as of May 28, 2008 (as amended by Amendment No. 1 to Credit and Guaranty Agreement, dated as of July 14, 2011, among the Borrower, Holdings, General Electric Capital Corporation, as administrative agent, and the lenders and the Subsidiary Guarantors listed on the signature pages thereto, Amendment No. 2 to Credit and Guaranty Agreement,

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“Affiliated Lender” means, at any time, any Lender that is the Sponsor, but in any event excluding (1) Holdings, the Borrower or any of their respective Subsidiaries and (2) any Bona Fide Debt Fund; provided, that, the Sponsor shall not be considered an Affiliated Lender at any time that the Sponsor beneficially owns in the aggregate, directly or indirectly, Equity Interests representing less than 10% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings.

“Affiliated Lender Assignment and Assumption Agreement” means an Affiliated Lender Assignment and Assumption Agreement substantially in the form of Exhibit E-2 hereto.

“Affiliated Lender Cap” has the meaning specified in Section 10.07(k)(iii).

“Agent-Related Distress Event” means, with respect to the Administrative Agent or any Person that directly or indirectly Controls the Administrative Agent (each, a “Distressed Agent-Related Person”), a voluntary or involuntary case with respect to such Distressed Agent-Related Person under any Debtor Relief Law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Agent-Related Person or any substantial part of such Distressed Agent-Related Person’s assets, or such Distressed Agent-Related Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Agent-Related Person to be, insolvent or bankrupt; provided that an Agent-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in the Administrative Agent or any Person that directly or indirectly Controls the Administrative Agent by a Governmental Authority or an instrumentality thereof.

“Agent-Related Persons” means each Agent, together with its respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Person and its Affiliates.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Syndication Agent and the Supplemental Administrative Agents (if any).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” has the meaning specified in the introductory paragraph hereof.

“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, a Eurocurrency Rate or Base Rate floor or otherwise, in each case, incurred or payable by the Borrower ratably to all lenders of such Indebtedness; provided that original issue discount and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness); and provided, further, that “All-In Yield” shall not include arrangement, structuring, commitment, ticking, amendment, consent, underwriting, advisory or other similar fees (regardless of how such fees are computed and whether shared or paid, in whole or in part, with or to any or all lenders) or other fees not paid ratably to all lenders of such Indebtedness.

“Alternative Currency” means each of Euros and Pounds Sterling.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined as of the most recent Revaluation Date) for the purchase of the applicable Alternative Currency with Dollars.

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“Alternative Currency Loans” means any Loan denominated in an Alternative Currency.

“Amendment and Restatement Effective Date” means the date on which each of the conditions specified in Section 4(a) of the Incremental and Amendment and Restatement Agreement occur or have been waived, which date is November 7, 2016.

“Amendment Effective Date” means the date on which the conditions specified in Section 5 of the Repricing Amendment were satisfied (or waived in accordance with the terms thereof), which date is November 30, 2017.

“Applicable Discount” has the meaning specified in Section 2.06(a)(iv)(C)(2).

“Applicable Rate” means a percentage per annum equal to:

(a) with respect to Term B Loans, (A) for Eurocurrency Rate Loans, ~~2.00~~1.75% and (B) for Base Rate Loans, ~~1.00~~0.75%;

(b) with respect to unused Revolving Credit Commitments and the commitment fee therefor, (i) until delivery of financial statements for the first full fiscal quarter of the Borrower ending after the Refinancing Amendment Effective Date, ~~0.35~~0.325%, and (ii) thereafter, the percentages per annum set forth in the table below, based upon the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Consolidated First Lien Net Leverage Ratio	Commitment Fee for unused Revolving Credit Commitments
1	Greater than ~~3.00~~2.50:1.00	~~0.35~~0.325%
~~2~~	~~Greater than 2.00:1.00 but less than or equal to 3:00:1:00~~	~~0.30%~~
~~3~~2	Less than or equal to ~~2.00~~2.50:1.00	~~0.25~~0.30%;

(c) with respect to Revolving Credit Loans and Letter of Credit fees (i) prior to delivery of financial statements for the first full fiscal quarter of the Borrower ending after the Amendment Effective Date, (A) for Eurocurrency Rate Loans, ~~2.00~~1.75%, (B) for Base Rate Loans, ~~1.00~~0.75% and (C) for Letter of Credit fees, ~~2.00~~1.75% and (ii) thereafter, the following percentages per annum set forth in the table below, based upon the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Consolidated First Lien Net Leverage Ratio	Eurocurrency Rate for Revolving Credit Loans and Letter of Credit fees	Base Rate for Revolving Credit Loans
1	Greater than ~~3.00~~2.50:1.00	~~2.00~~1.75%	~~1.00~~0.75%
~~2~~	~~Greater than 2.00:1.00 but less~~	~~1.75%~~	~~0.75%~~

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~~than or equal to 3.00:1.00~~

~~3~~2	~~Equal to or less~~Less than ~~2.00~~or equal to 2.50:1.00	1.50%	0.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that at the option of the Administrative Agent or the Required Lenders, the highest Pricing Level shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under Section 8.01(a) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to Letters of Credit, (i) the relevant L/C Issuers and (ii) the relevant Revolving Credit Lenders and (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) the Revolving Credit Lenders.

“Approved Bank” has the meaning specified in clause (c) of the definition of “Cash Equivalents”.

“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Arrangers” means each Joint Lead Arranger in its capacity as a Joint Lead Arranger under this Agreement and each Joint Bookrunner in its capacity as a Joint Bookrunner under this Agreement.

“Assignees” has the meaning specified in Section 10.07(b).

“Assignment and Assumption Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E-1.

“Attorney Costs” means all reasonable and documented fees, expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.06(a)(iv); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither the Borrower nor any of its Affiliates may act as the Auction Agent.

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“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by any Company Party of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.06(a)(iv)(D).

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by any Company Party of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Term Loans at a specified range of discounts to par pursuant to Section 2.06(a)(iv)(C).

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and :

(a)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in respect of any such Eurocurrency Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the relevant interbank eurodollar market;

(b)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euros, any fundings, disbursements, settlements and payments in Euros in respect of any such Eurocurrency Rate Loan, or any other dealings in Euros to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, shall mean a TARGET Day; and

(c)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Pounds Sterling, shall mean any such day on which dealings in deposits are conducted by and between banks in the London.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flow of the Borrower and the Restricted Subsidiaries.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP (except for temporary treatment of construction-related expenditures under EITF 97-10 “The Effects of Lessee Involvement in Asset Construction” which will ultimately be treated as operating leases upon a sale-leaseback transaction), recorded on the balance sheet as capitalized leases; provided that (a) for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP and (b) all leases that are or would be characterized as operating leases in accordance with GAAP on the Amendment and Restatement Effective Date (whether or not such operating leases were in effect on such date) shall continue to be accounted for as operating leases (and not as Capitalized Leases) for purposes of this Agreement regardless of any change in GAAP following the Amendment and Restatement Effective Date that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as Capitalized Leases.

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“Captive Insurance Subsidiary” means (i) any Subsidiary established by the Borrower for the primary purpose of insuring the businesses or properties owned or operated by the Borrower or any of its Subsidiaries or joint ventures or (ii) any Subsidiary of any such insurance subsidiary established for the same primary purpose described in clause (i) above.

“Cash Collateral” has the meaning specified in Section 2.03(g).

“Cash Collateral Account” means a deposit account at the Administrative Agent (or another commercial bank selected in compliance with Section 9.09) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.

“Cash Collateralize” has the meaning specified in Section 2.03(g).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any Restricted Subsidiary:

(a)    Dollars, ~~pounds sterling~~Pounds Sterling, Euros, yen and Canadian dollars and, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(b)    readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United States, having average maturities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

(c)    time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) (A) is organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development or is the principal banking Subsidiary of a bank holding company organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development, and is a member of the Federal Reserve System, and (B) has combined capital and surplus of at least $250,000,000 (any such bank in the foregoing clauses (i) or (ii) being an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(d)    commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 24 months from the date of acquisition thereof;

(e)    repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer, in each case, having capital and surplus in excess of $250,000,000 for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of the United States, in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

(f)    securities with average maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political

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duplication, (i) the current portion of any Funded Debt, (ii) all Indebtedness consisting of Loans and L/C Obligations to the extent otherwise included therein, (iii) the current portion of accrued interest, (iv) the current portion of current and deferred income taxes and (v) deferred revenue.

“Contract Consideration” has the meaning specified in the definition of “Excess Cash Flow”.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate”.

“Credit Agreement Refinancing Indebtedness” means any (a) Permitted Pari Passu Secured Refinancing Debt, (b) Permitted Junior Secured Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) other Indebtedness (including unused commitments) incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, existing Loans or Commitments hereunder, or any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that (i) such exchanging, extending, renewing, replacing, repurchasing, retiring or refinancing Indebtedness (including unused commitments) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (including unused commitments) except by an amount equal to unpaid accrued interest and premium (including tender premium) and penalties thereon plus reasonable upfront fees and original issue discount on such exchanging, extending, renewing, replacing, repurchasing, retiring or refinancing Indebtedness, plus other reasonable and customary fees and expenses in connection with such exchange, modification, refinancing, refunding, renewal, replacement, repurchase, retirement or extension, (ii) (I) such Indebtedness (other than Revolving Credit Commitments) has a final maturity no earlier than the Maturity Date of, and a Weighted Average Life to Maturity no shorter than the remaining Weighted Average Life to Maturity of, the Refinanced Debt as originally in effect prior to any amortization or prepayments thereto and (II) such Indebtedness if consisting of Revolving Credit Commitments, have a maturity no earlier than, and do not have any commitment reductions that are not applicable to, the Refinanced Debt (except for commitment reductions applicable only to the period after the maturity date of the Refinanced Debt), (iii) the terms and conditions of such Indebtedness (except as otherwise provided in clause (ii) above and with respect to pricing, fees, premiums and optional prepayment or redemption terms) reflect market terms and conditions at the time of issuance (but in no event shall any such Indebtedness have covenants and defaults materially more restrictive (taken as a whole) than those set forth in this Agreement (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness)) (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (iii) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)), and (iv) such Refinanced Debt (including unused commitments) shall be repaid, repurchased, retired, defeased, terminated or satisfied and discharged, and all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Currency Due” has the meaning specified in Section 10.24.

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“Denomination Date” means, in relation to any Alternative Currency Borrowing, the date that is three Business Days before the date such Borrowing is made.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(k) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation (which amount will be reduced by the Fair Market Value of the portion of the non-cash consideration converted to cash or Cash Equivalents following the consummation of the applicable Disposition).

“Discount Prepayment Accepting Lender” has the meaning specified in Section 2.06(a)(iv)(B)(2).

“Discount Range” has the meaning specified in Section 2.06(a)(iv)(C)(l).

“Discount Range Prepayment Amount” has the meaning specified in Section 2.06(a)(iv)(C)(l).

“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.06(a)(iv)(C) substantially in the form of Exhibit K.

“Discount Range Prepayment Offer” means the irrevocable written offer by a Lender, substantially in the form of Exhibit L, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning specified in Section 2.06(a)(iv)(C)(l).

“Discount Range Proration” has the meaning specified in Section 2.06(a)(iv)(C)(3).

“Discounted Prepayment Determination Date” has the meaning specified in Section 2.06(a)(iv)(D)(3).

“Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, five (5) Business Days following the Specified Discount Prepayment Response Date, the Discount Range Prepayment Response Date or the Solicited Discounted Prepayment Response Date, as applicable, in accordance with Section 2.06(a)(iv)(B)(l), Section 2.06(a)(iv)(C)(l) or Section 2.06(a)(iv)(D)(l), respectively, unless a shorter period is agreed to between the Borrower and the Auction Agent.

“Discounted Term Loan Prepayment” has the meaning specified in Section 2.06(a)(iv)(A).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale of Equity Interests) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not include any issuance by Holdings of any of its Equity Interests to another Person.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the

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happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the termination of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and other than as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the termination of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time of the issuance of such Equity Interests.

“Disqualified Institutions” means, collectively, (x) those banks, financial institutions and other institutional lenders that have been separately identified in writing by the Borrower to the Joint Lead Arrangers in writing prior to October 24, 2016 or (y) (i) competitors of the Borrower and/or (ii) direct or indirect parent entities (or subsidiaries thereof) or subsidiaries of such competitors (in each case, other than any bona fide debt fund affiliates), in each case of this clause (y), designated in writing by the Borrower to the Joint Lead Arrangers prior to October 24, 2016 (or, for competitors that are operating companies and their Affiliates, identified by the Borrower to the Administrative Agent) (without retroactive effect), and in the case of this clause (y), inclusive of any Affiliates thereof that are reasonably identifiable solely on the basis of the similarity of its name (other than financial investors in competitors that are not operating companies or Affiliates of operating companies and other than bona fide diversified debt funds); provided that (I) the Administrative Agent shall have no obligation to carry out due diligence in order to identify such Affiliates, (II) the Administrative Agent may make available to any Lender or prospective Lender, upon the request of such Lender or prospective Lender, the list of Disqualified Institutions and (III) a Lender may request to remove an entity from the list of Disqualified Institutions by submitting to the Borrower and the Administrative Agent conclusive evidence that such entity is outside the scope of clause (y) hereto. Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility or obligation to determine whether any Lender or prospective Lender is a Disqualified Institution and the Administrative Agent shall have no liability with respect to any assignment made, or any information made available, to a Disqualified Institution by any Lender in violation hereof.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time:

(a)         with respect to any amount denominated in Dollars, such amount; and

(b)         with respect to any amount denominated in an Alternative Currency, on any date, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate for the purchase of Dollars with such Alternative Currency.

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“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with any Loan Party within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan pursuant to Section 4063, 4203 or 4205 of ERISA or written notification that a Multiemployer Plan is insolvent or in endangered or critical status within the meaning of Section 305 of ERISA; (d) the filing of a written notice of intent to terminate a Pension Plan, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings in writing by the PBGC to terminate a Pension Plan; (e) an event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the failure of any Pension Plan to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA; or (g) the imposition of a Lien under Section 412 of the Code or Section 302 or 4068 of ERISA on any property of any Loan Party or any ERISA Affiliate.

“EU Bail-ln Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” means the lawful single currency of the Participating Member States.

“Eurocurrency Rate” means~~,~~:

(i) with respect to any Borrowing of Eurocurrency Rate Loans denominated in Dollars for any Interest Period, (a) the rate per annum appearing on Reuters Screen LIBOR01 (or such other comparable page as may, in the reasonable opinion of the Administrative Agent, replace such page for the purpose of displaying such rates) as the London interbank offered rate for deposits in ~~U.S.~~ Dollars for a period equal to such Interest Period, at approximately 11:00 a.m. (London time) on the date that is two (2) Business Days prior to the commencement of such Interest Period; provided that to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurocurrency Rate” shall be the interest rate per annum reasonably determined by the Administrative Agent to be the average of the rates per annum at which deposits in ~~U.S.~~ Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two (2) Business Days prior to the beginning of such Interest Period, divided by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of

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Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D);

(ii) with respect to any Borrowing of Eurocurrency Rate Loans denominated in Pounds Sterling for any Interest Period, (a) the rate per annum appearing on the applicable Reuters screen page (or such other comparable page as may, in the reasonable opinion of the Administrative Agent, replace such page for the purpose of displaying such rates) as the London interbank offered rate for deposits in Pounds Sterling for a period equal to such Interest Period, at approximately 11:00 a.m. (London time) on the date that is two (2) Business Days prior to the commencement of such Interest Period: provided that to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurocurrency Rate” shall be the interest rate per annum reasonably determined by the Administrative Agent to be the average of the rates per annum at which deposits in Pounds Sterling are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two (2)  Business Days prior to the beginning of such Interest Period, divided by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); and

(iii) with respect to any Borrowing of Eurocurrency Rate Loans denominated in Euros for any Interest Period, (a) the rate per annum appearing on the Reuters screen page that displays the Euro interbank offered rate as administered by the Banking Federation of the European Union (or any other Person that takes over the administration of such rate) for a deposit in Euro (currently page EURIBOR 01) (or such other comparable page as may, in the reasonable opinion of the Administrative Agent, replace such page for the purpose of displaying such rates) for a period equal to such Interest Period, at approximately 11:00 a.m. (Brussels time) on the date that is two (2) Business Days prior to the commencement of such Interest Period; provided that to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurocurrency Rate” shall be the interest rate per annum reasonably determined by the Administrative Agent to be the average of the rates per annum at which deposits in Euros are offered for such relevant Interest Period to major banks in the Euro interbank market in Brussels, Belgium by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two (2) Business Days prior to the beginning of such Interest Period, divided by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D);

provided that the Eurocurrency Rate will be deemed not to be less than (i) with respect to Term B Loans, 0.75% per annum (the “LIBOR Floor” ) and (ii) with respect to Revolving Credit Loans and unused Revolving Credit Commitments, 0.00% per annum.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a)         the sum, without duplication, of:

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another Person (including by way of merger or consolidation), (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. Subject to Section 6.14 (in the case of deemed Investments in Unrestricted Subsidiaries), for purposes of covenant compliance, the amount of any Investment shall be the amount actually invested (in the case of any non-cash asset invested, taking the Fair Market Value thereof at the time the investment is made), without adjustment for subsequent increases or decreases in the value of such Investment, less an amount equal to the aggregate Returns in respect of such Investment.

“IP Rights” has the meaning set forth in Section 5.15.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Joint Lead Arrangers” means JPMorgan Chase Bank, N.A., Barclays Bank PLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, each in its capacity as a Joint Lead Arranger under this Agreement.

“Joint Bookrunners” means JPMorgan Chase Bank, N.A., Barclays Bank PLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, each in its capacity as a Joint Bookrunner under this Agreement.

“Judgment Currency” has the meaning specified in Section 10.24.

“Junior Financing” has the meaning specified in Section 7.13.

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Extended Term Loan, Incremental Term Loan, Other Term Loan, Extended Revolving Credit Commitment, Incremental Revolving Credit Commitments or any Other Revolving Credit Commitments, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

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“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.

“Permitted Acquisition” has the meaning specified in Section 7.02(i).

“Permitted Holder” means any of (i) the Sponsor and (ii) the Management Stockholders; provided that if the Management Stockholders own beneficially or of record more than ten percent (10%) of the outstanding voting stock of Holdings in the aggregate, they shall be treated as Permitted Holders of only ten percent (10%) of the outstanding voting stock of Holdings at such time.

“Permitted Holdings Refinancing Debt” means any Indebtedness incurred by the Borrower or any Subsidiary Guarantor permitted under Section 7.03; provided, that such Indebtedness (i)(x) is secured on a junior basis to the Obligations or (y) is unsecured, (ii) will not mature prior to the date that is ninety-one (91) days after the Latest Maturity Date with respect to the Term Loans at the time of incurrence of such Indebtedness, (iii) the documentation for such Indebtedness contains no mandatory prepayment, repurchase or redemption provisions (except with respect to change of control, asset sale and event of loss mandatory offers to purchase or mandatory prepayments and customary acceleration rights after an event of default) prior to the date that is ninety-one (91) days after the Latest Maturity Date with respect to the Term Loans at the time of incurrence of such Indebtedness (other than, in the case of clause (x), for annual nominal amortization payments not to exceed 1% of the original aggregate principal amount of such Indebtedness), (iv) in the case of clause (x), shall be subject to a Second Lien Intercreditor Agreement and (v) the documentation with respect to any such Indebtedness shall contain terms and conditions (other than with respect to pricing, fees, premiums and optional prepayment or redemption terms) not materially more restrictive (taken as a whole) in respect to the Borrower and the Restricted Subsidiaries than those set forth in this Agreement (except for covenants or other provisions applicable only to periods after the Latest Maturity Date with respect to the Term Loans at the time of incurrence of such Indebtedness).

“Permitted Junior Secured Refinancing Debt” means any secured Indebtedness incurred by the Borrower in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured loans; provided that (i) such Indebtedness is secured by the Collateral on a second priority (or other junior priority) basis to the liens securing the Obligations, is not secured by any property or assets of Holdings, the Borrower or any Restricted Subsidiary other than the Collateral, and the security agreements relating to such Indebtedness are substantially the same as or more favorable to the Loan Parties than the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (ii) such Indebtedness is not at any time guaranteed by any Person other than a Guarantor, (iii) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a Second Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Junior Secured Refinancing Debt incurred by the Borrower, then the Borrower, the Administrative Agent and the Senior Representative for such Indebtedness shall have executed and delivered a Second Lien Intercreditor Agreement and (iv) in the case of any notes, such Indebtedness does not mature or have scheduled amortization or payments of principal (other than customary offers to repurchase and prepayment events upon a change of control, asset sale or

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reasonably incurred, in connection with such modification, refinancing, refunding, renewal, extension or replacement and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), such modification, refinancing, refunding, renewal, extension or replacement has a final maturity equal to or later than the final maturity of the Indebtedness being modified, refinanced, refunded, renewed, extended or replaced (or, if earlier, the date that is 91 days after the Latest Maturity Date), and has a Weighted Average Life to Maturity no shorter than the remaining Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, extended or replaced (as originally in effect prior to any amortization or prepayments thereof), (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), at the time thereof, no Event of Default shall have occurred and be continuing and (d) such modification, refinancing, refunding, renewal, extension or replacement is incurred or guaranteed only by Persons who were the obligors or guarantors of the Indebtedness being modified, refinanced, refunded, renewed, extended or replaced and such new or additional obligors or guarantors that are or become Loan Parties.

“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by the Borrower in the form of one or more series of unsecured notes or loans; provided that such Indebtedness (i) constitutes Credit Agreement Refinancing Indebtedness, (ii) in the case of any notes, does not mature or have scheduled amortization or payments of principal (other than customary offers to repurchase and prepayment events upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default), in each case prior to the Latest Maturity Date at the time such Indebtedness is incurred and (iii) is not at any time guaranteed by any Person other than a Guarantor.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pounds Sterling” means the lawful currency of the United Kingdom.

“Principal L/C Issuer” means JPMorgan Chase Bank, N.A. and any L/C Issuer that has issued Letters of Credit having an aggregate Outstanding Amount in excess of $500,000.

“primary obligor” has the meaning specified in the definition of “Guarantee”.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.11.

“Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment and, if applicable and without duplication, Term Loans of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments of all Lenders under the applicable Facility or Facilities at such time and, if applicable and without duplication, Term Loans of all Lenders under the applicable Facility or Facilities at such time; provided that, in the case of a Revolving Credit Facility, if such Commitment has been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualifying Lender” has the meaning specified in Section 2.06(a)(iv)(D)(3).

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“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Returns” means, with respect to any Investment, any repayments, interest, returns, profits, distributions, proceeds, fees and similar amounts actually received in cash or Cash Equivalents (or actually converted into cash or Cash Equivalents) by the Borrower or any of the Restricted Subsidiaries; provided that, with respect to any Investment permitted under Section 7.02, the aggregate amount of repayments, interest, returns, profits, distributions, proceeds, fees and similar amounts constituting Returns shall not exceed the original amount of such Investment made pursuant to such Section.

“Revaluation Date” means (a) with respect to any Revolving Credit Loan, each of the following: (i) each date of a Borrowing of an Alternative Currency Loan, (ii) each date of the commencement of a new Interest Period with respect to an Alternative Currency Loan pursuant to Section 2.02, (iii) each date that is three Business Days before an Interest Payment Date with respect to an Alternative Currency Loan and (iv) such additional dates as the Administrative Agent shall reasonably determine or as shall reasonably be required by the Required Revolving Lenders with respect to such Class of Revolving Credit Loans; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance, renewal or extension of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any Letter of Credit denominated in an Alternative Currency having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by any L/C Issuer under any Letter of Credit denominated in an Alternative Currency, (iv) with respect to an Alternative Currency Letter of Credit, each date that is the first Monday following the fourth Saturday of each month or, if such date is not a Business Day, the next succeeding Business Day and (v) such additional dates as the Administrative Agent or any applicable L/C Issuer shall reasonably determine or the Required Revolving Lenders shall reasonably require.

“Revolver Extension Request” has the meaning specified in Section 2.15(b).

“Revolver Extension Series” has the meaning specified in Section 2.15(b).

“Revolving Commitment Increase” has the meaning specified in Section 2.16(a).

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01.

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or in the Assignment and Assumption Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 10.07(b)). The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $225,000,000 as of the Extension and Incremental Amendment Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Revolving Credit Exposure” means, at any time, as to each Revolving Credit Lender, the sum of the outstanding principal amount of such Revolving Credit Lender’s Revolving Credit Loans at such time and its Pro Rata Share of the L/C Obligations and the Swing Line Obligations at such time.

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“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time or, if the Revolving Credit Commitments have been terminated, which has outstanding Revolving Credit Loans or other Revolving Credit Exposure at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(b).

“Revolving Credit Note” means, as the context requires, a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.

“Rolled Commitment” has the meaning specified in Section 2.10(d).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Same Day Funds” means~~,~~ (a) with respect to disbursements and payments in Dollars, immediately available funds ~~in Dollars~~and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit S hereto (which agreement in such form or with changes that are immaterial to the interests of the Lenders thereto the Administrative Agent is authorized to enter into) together with any changes material to the interests of the Lenders thereto, which such changes shall be posted to the Lenders not less than five (5) Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within five (5) Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s entry into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Administrative Agent’s execution thereof.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between any Loan Party or any Restricted Subsidiary and any Hedge Bank.

“Secured Obligations” has the meaning specified in the Security Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Hedge Banks, the Cash Management Banks, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01(c).

“Securities Act” means the Securities Act of 1933, as amended.

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such amendment, supplement, replacement or modification does not increase the obligations of Holdings or the Borrower to make any payments thereunder.

“Spot Rate” means, on any date, for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. (New York City time) on such date; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency. For purposes of determining the Spot Rate in connection with an Alternative Currency Borrowing, such Spot Rate shall be determined as of the Denomination Date for such Borrowing with respect to the transactions in the applicable Alternative Currency that will settle on the date of such Borrowing.

“Submitted Amount” has the meaning specified in Section 2.06(a)(iv)(C)(l).

“Submitted Discount” has the meaning specified in Section 2.06(a)(iv)(C)(l).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” means, collectively, the Subsidiaries of the Borrower that are Guarantors.

“Subsidiary Guaranty” means, collectively, (a) the Subsidiary Guaranty made by the Subsidiary Guarantors in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit F and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.11. For avoidance of doubt, and notwithstanding anything herein to the contrary, the Borrower in its sole discretion may cause any Restricted Subsidiary that is not a Guarantor to Guarantee the Obligations by causing such Restricted Subsidiary to execute and deliver to the Administrative Agent a Guaranty Supplement and a Security Agreement Supplement, and any such Restricted Subsidiary shall be a Guarantor, Loan Party and Subsidiary Guarantor hereunder for all purposes until such time, if any, as such Restricted Subsidiary shall be released from the Subsidiary Guaranty.

“Successor Company” has the meaning specified in Section 7.04(d).

“Supplemental Administrative Agent” has the meaning specified in Section 9.13 and “Supplemental Administrative Agents” shall have the corresponding meaning.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward contracts, future contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed

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by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contract has been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contract, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Facility” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Lender” means a Lender appointed by the Borrower as swing line lender, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Note” means a promissory note of the Borrower payable to any Swing Line Lender or its registered assigns, in substantially the form of Exhibit C-3, evidencing the aggregate Indebtedness of the Borrower to such Swing Line Lender resulting from the Swing Line Loans made by such Swing Line Lender.

“Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $30,000,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

“Syndication Agent” means each of Barclays Bank PLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as co-Syndication Agents under this Agreement.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system which utilizes a single shared platform and which was launched on 19 November 2007 (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

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“Third Amendment” means the Third Amendment to this Agreement, dated as of May 31, 2018, among Holdings, the Borrower, the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, L/C Issuer and an assignee Lender under Sections 2(b) and 3(b) thereof.

“Third Amendment Effective Date” means the date on which the conditions specified in Section 5 of the Third Amendment were satisfied (or waived in accordance with the terms thereof), which date is May 31, 2018.

“Threshold Amount” means $50,000,000.

“Total Assets” means, as of any date of determination, the total assets of the Borrower and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Borrower delivered pursuant to Section 6.01(a) or (b) (and, in the case of any determination relating to any incurrence of Indebtedness or any Investment or other acquisition, on a Pro Forma Basis including any property or assets being acquired in connection therewith); it being understood that, (i) for the avoidance of doubt, the calculation of the Total Assets at any time shall exclude the equity value of all Unrestricted Subsidiaries at such time and (ii) for purposes of determining compliance of a transaction with any restriction set forth in Article VII that is based upon a specified percentage of Total Assets, compliance of such transaction with the applicable restriction shall be determined solely with reference to Total Assets as determined above in this definition as of the date of such transaction or, for the period prior to the time any such balance sheet is delivered pursuant to Section 6.01(a) or (b), the consolidated balance sheet in the most recent Unaudited Financial Statements.

“Total Net Leverage Ratio” means, with respect to any date of determination, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA for the most recent Test Period.

“Total Outstandings” means, at any time, the aggregate Outstanding Amount of all Loans and all L/C Obligations at such time.

“Transaction” means the transactions related to or incidental to, consisting of or in connection with (a) the borrowings hereunder on the Closing Date, (b) the refinancing and termination of the 2008 Credit Agreement, (c) the redemption and discharge of the Senior Subordinated Notes, (d) the redemption and discharge of the outstanding 13% senior notes due 2018 issued by Holdings and the initial public offering of the common stock of Bright Horizons Family Solutions Inc. and (e) the payment of Transaction Expenses.

“Transaction Expenses” means any fees or expenses incurred or paid by Holdings, any direct or indirect parent holding company of Holdings, the Borrower or any Restricted Subsidiary in connection with the Transaction, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Transformative Acquisition” means any acquisition by the Borrower or any Restricted Subsidiary which requires an amendment, modification or waiver of the terms of this Agreement in order to consummate such acquisition.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“Unaudited Financial Statements” means the unaudited consolidated balance sheets and related statements of income and cash flows of the Borrower and its Subsidiaries, as may have been restated prior to the Amendment and Restatement Effective Date, for each fiscal quarter ended after December 31, 2015 and at least forty five (45) days before the Amendment and Restatement Effective Date, prepared in accordance with GAAP.

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(iii) The term “including” is by way of example and not limitation.

(iv) The word “or” is not exclusive.

(v) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(e) For purposes of determining compliance with any Section of Article VII, in the event that any Lien, Investment, Indebtedness, Disposition, Restricted Payment, Affiliate transaction, Contractual Obligation, or prepayment of Indebtedness meets the criteria of one or more of the categories of transactions permitted pursuant to any clause of such Sections, such transaction (or portion thereof) at any time, shall be permitted under one or more of such clauses as determined by the Borrower in its sole discretion at such time.

Section 1.03. Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, except as otherwise specifically prescribed herein.

Section 1.04. Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05. References to Agreements, Laws. Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, amendments and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendments and restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.06. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.07. Timing of Performance. When the performance of any covenant, duty or obligation is stated to be required on a day which is not a Business Day, the date of such performance shall extend to the immediately succeeding Business Day.

Section 1.08. Currency Equivalents Generally.

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(a) With respect to Articles II, IX and X, the Administrative Agent or applicable L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating the Dollar Equivalent of Loans and Letters of Credit outstanding hereunder denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts for such purpose between the applicable currencies until the next Revaluation Date to occur.

(b) Wherever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 and above of a unit being rounded upward), as determined by the Administrative Agent or the relevant L/C Issuer, as the case may be.

(c) ~~(a)~~ Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by the Reuters World Currency Page for the applicable currency at 11:00 a.m. (London time) on such day (or, in the event such rate does not appear on any Reuters World Currency Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two (2) Business Days later).

(d) ~~(b)~~ For purposes of determining the Consolidated First Lien Net Leverage Ratio, the Total Net Leverage Ratio and the Consolidated Senior Secured Net Leverage Ratio, the amount of Indebtedness shall reflect the currency translation effects, determined in accordance with GAAP, of Swap Contracts permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar equivalent of such Indebtedness.

(e) ~~(c)~~ Notwithstanding the foregoing, for purposes of determining compliance with Sections 7.01, 7.02 and 7.03 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness or Investment is incurred (so long as such Indebtedness or Investment, at the time incurred, made or acquired, was permitted hereunder).

(f) For the avoidance of doubt, in the case of a Loan denominated in an Alternative Currency, all interest shall accrue and be payable thereon based on the actual amount outstanding in such Alternative Currency (without any translation into the Dollar Equivalent thereof).

Section 1.09. Change of Currency. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

Section 1.10. Cumulative Growth Amount Transactions. If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Cumulative Growth Amount immediately prior to the taking of such action, the permissibility of the taking of such

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(iii)    Amounts borrowed as Term B Loans that are repaid or prepaid may not be reborrowed. Term B Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(b)    The Revolving Credit Borrowings.    Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans denominated in Dollars or any Alternative Currency to the Borrower (each such loan, a “Revolving Credit Loan”) from time to time, on any Business Day from and including the Closing Date until the Maturity Date for the Revolving Credit Facility, in an aggregate principal amount not to exceed at any time outstanding the amount of such Revolving Credit Lender’s Revolving Credit Commitment; provided that after giving effect to any Revolving Credit Borrowing, the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations plus such Revolving Credit Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.06, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein (provided that Revolving Credit Loans denominated in Alternative Currencies may only be Eurocurrency Rate Loans).

Section 2.02.    Borrowings. Conversions and Continuations of Loans.    (a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than (i) 12:30 p.m. two (2) Business Days (or, in the case of a Revolving Credit Borrowing that is an Alternative Currency Borrowing, three (3) Business Days) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans or any conversion of Base Rate Loans to Eurocurrency Rate Loans, and (ii) 11:00 a.m. on the requested date of any Borrowing of Base Rate Loans or conversion of any Eurocurrency Rate Loans to Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if such Borrowing is in an Alternative Currency, the Alternative Currency Equivalent of $1.000,000 and $100,000). Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term Borrowing (including whether the Borrowing is requesting a Delayed Draw Term B Loan), a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day) (such date in respect of a Delayed Draw Term B Loan, the “Delayed Draw Funding Date”), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, including, in the case of Revolving Credit Loans, the currency in which such Loans are to be denominated and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans denominated in Dollars shall be made as, or converted to, Base Rate Loans and the applicable Alternative Currency Loans shall be made as, or converted to, Eurocurrency Rate Loans with an Interest Period of one (1) month. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. The borrowing of Delayed Draw

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Term B Loans, to the extent requested as Eurocurrency Rate Loans, shall initially consist of Term B Loans with an Interest Period commencing on the date of such borrowing and ending on the last day of the then current Interest Period for the Effective Date Term B Loans, and if, as of the date of a borrowing of Delayed Draw Term B Loans, more than one Interest Period is in effect for the Effective Date Term B Loans, then the Delayed Draw Term B Loans in such borrowing will be allocated ratably to such Interest Periods.

(b)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m., in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received in Dollars or any Alternative Currency, as applicable, by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii)    wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above.

(c)    Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require by notice to the Borrower that no Loans denominated in Dollars may be converted to or continued as Eurocurrency Rate Loans.

(d)    The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Administrative Agent’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)    After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect (or such greater number as may be acceptable to the Administrative Agent); provided that after the establishment of any new Class of Loans pursuant to an Incremental Amendment (including for Incremental Revolving Credit Commitments), Refinancing Amendment or Extension Amendment, the number of Interest Periods otherwise permitted by this Section 2.02(e) shall increase by three (3) Interest Periods for each applicable Class so established.

(f)    The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(g)    Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing, or in the case of any Borrowing of Base Rate Loans, prior to 1:00 p.m. on the date of such

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Borrowing, that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such Borrowing, the Administrative Agent may assume that such Lender has made such Pro Rata Share or other applicable share provided for under this Agreement available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (b) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in accordance with the foregoing. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(g) shall be conclusive in the absence of manifest error. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.03. Letters of Credit.

(a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from and including the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or any Alternative Currency for the account of the Borrower (provided that any Letter of Credit may be for the benefit of any Subsidiary of the Borrower) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Revolving Credit Exposure of any Lender would exceed such Lender’s Revolving Credit Commitment or (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. Each Letter of Credit shall be in form reasonably satisfactory to the L/C Issuer. Notwithstanding anything in this Section 2.03(a)(i) to the contrary, JPMorgan Chase Bank, N.A. shall not be obligated to issue any commercial or trade (as opposed to standby) Letter of Credit.

(ii)    An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise

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compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder);

(B)    subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless (1) the Required Revolving Lenders and the applicable L/C Issuer have approved such expiry date or (2) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to such L/C Issuer;

(C)    the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (1) all the Revolving Credit Lenders and the applicable L/C Issuer have approved such expiry date or (2) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to such L/C Issuer;

(D)    the issuance of such Letter of Credit would violate any Laws binding upon such L/C Issuer; or

(E)    the Letter of Credit is in a currency other than Dollars or any Alternative Currency;

(F)    the stated amount of each Letter of Credit shall be not less than $100,000 (or, if such Letter of Credit is in an Alternative Currency, the Alternative Currency Equivalent of $100,000) or such lesser amount as is acceptable to the applicable L/C Issuer;

(G)    any Revolving Credit Lender is a Defaulting Lender at such time, unless such L/C Issuer has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate such L/C Issuer’s risk (after giving effect to Section 2.18(a)(iv)) with respect to the participation in Letters of Credit by such Defaulting Lender, including by cash collateralizing such Defaulting Lender’s Pro Rata Share of the L/C Obligations.

(iii)    An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 12:30 p.m. at least three (3) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount and currency thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) if applicable, the purpose for which the Letter of Credit is to be issued; (f) the documents to be presented by such beneficiary in case of any drawing thereunder; (g) the full text of any certificate

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payment of disbursement. If the Borrower does not reimburse such L/C Issuer by such time, the L/C Issuer shall notify the Administrative Agent of the unreimbursed drawing and the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (which amount, to the extent denominated in an Alternative Currency, shall be the Dollar Equivalent thereof) (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Appropriate Lenders and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Appropriate Lender (including any Appropriate Lender acting as an L/C Issuer) shall, regardless of whether the conditions set forth in Section 4.02 have been satisfied, upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer, in Dollars, at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Appropriate Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.

(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Appropriate Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation underthis Section 2.03.

(iv)    Until each Appropriate Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the relevant L/C Issuer.

(v)    Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, (C) any lack of validity or enforceability of any Letter of Credit, (D)    any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, or (E)    any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) (but, for avoidance of doubt, not its obligation to pay Unreimbursed Amounts pursuant to Section 2.03(h)), is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a

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(iv)    any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)    any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit;

(vi)    the occurrence of any Default or Event of Defaults;

(vii)    any adverse change in any relevant exchange rates or in the relevant currency markets generally; or

(viii)     ~~(vii)~~ any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party; provided that the foregoing shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by such L/C Issuer’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

(f)    Role of L/C Issuers. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any draft, demand, certificate or other document expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a draft, demand, certificate or other document strictly complying with the terms and conditions of a Letter of Credit (in each case, as determined by a court of competent jurisdiction in a final and non-appealable judgment). In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

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(g)    Cash Collateral. (i) If any Event of Default occurs and is continuing and the Administrative Agent or the Required Lenders, as applicable, require the Borrower to Cash Collateralize the L/C Obligations pursuant to Section 8.02(c) or (ii) an Event of Default set forth under Section 8.01(f) occurs and is continuing, then the Borrower shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such Event of Default), and shall do so not later than 2:00 p.m. on (x) in the case of the immediately preceding clause (i), (1) the Business Day that the Borrower receives notice thereof, if such notice is received on such day prior to 12:00 Noon, or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Borrower receives such notice and (y) in the case of the immediately preceding clause (ii), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at the Administrative Agent and may be invested in readily available Cash Equivalents. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at the Administrative Agent as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower. To the extent any Event of Default giving rise to the requirement to Cash Collateralize any Letter of Credit pursuant to this Section 2.03(g) is cured or otherwise waived by the Required Lenders, then so long as no other Event of Default has occurred and is continuing, all Cash Collateral pledged to Cash Collateralize such Letter of Credit shall be refunded to the Borrower.

(h)    Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate times the daily maximum amount then available to be drawn under such Letter of Credit (determined without regard to whether any conditions to drawing could then be met). Such Letter of Credit fees shall be computed on a quarterly basis in arrears. Such Letter of Credit fees shall be due and payable in ~~Dollars~~the currency in which such Letter of Credit is denominated on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it equal to 0.125% per annum (or such other lower amount as may be mutually agreed by the Borrower and the applicable L/C Issuer) of the daily maximum amount then available to be drawn under such Letter of Credit (determined without regard to whether any conditions to drawing could then be met). Such fronting fees

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(g) Provisions Related to Extended Revolving Credit Commitments. If the Maturity Date shall have occurred in respect of any tranche of Revolving Credit Commitments (the “Expiring Credit Commitment”) at a time when another tranche or tranches of Revolving Credit Commitments is or are in effect with a longer Maturity Date (each a “Non-Expiring Credit Commitment” and collectively, the “Non-Expiring Credit Commitments”), then with respect to each outstanding Swing Line Loan, if consented to by the Swing Line Lender, on the earliest occurring Maturity Date such Swing Line Loan shall be deemed reallocated to the tranche or tranches of the Non-Expiring Credit Commitments on a pro rata basis; provided that (x) to the extent that the amount of such reallocation would cause the aggregate credit exposure to exceed the aggregate amount of such Non-Expiring Credit Commitments, immediately prior to such reallocation (after giving effect to any repayments of Revolving Credit Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.03(1)) the amount of Swing Line Loans to be reallocated equal to such excess shall be repaid and (y) notwithstanding the foregoing, if a Specified Default has occurred and is continuing, the Borrower shall still be obligated to pay Swing Line Loans allocated to the Revolving Credit Lenders holding the Expiring Credit Commitments at the Maturity Date of the Expiring Credit Commitment or if the Loans have been accelerated prior to the maturity date of the Expiring Credit Commitment. Commencing with the Maturity Date of any tranche of Revolving Credit Commitments, the sublimit for Swing Line Loans shall be agreed solely with the Swing Line Lender.

Section 2.05.    [Reserved].

Section 2.06.    Prepayments.

(a)    Optional. (i) Except as otherwise provided below in this Section 2.06(a), the Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay any Class or Classes of Term Loans and any Class or Classes of Revolving Credit Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Administrative Agent not later than 12:30 p.m. (A) two (2) Business Days prior to any date of prepayment of Eurocurrency Rate Loans and (B) on the date of prepayment of Base Rate Loans; (2) any prepayment of Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if such Eurocurrency Rate Loan is in an Alternative Currency, the Alternative Currency Equivalent of $1,000,000 and $100,000); and (3) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, the Class(es) and Type(s) of Loans to be prepaid (such Class(es) and Type(s) of Loans to be selected by the Borrower) and in the case of a prepayment of Term Loans, the manner in which the Borrower elects to have such prepayment applied to the remaining repayments thereof; provided that in the event such notice fails to specify the manner in which the respective prepayment of Term Loans shall be applied to repayments thereof required pursuant to Section 2.08(a), such prepayment of Term Loans shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.08(a). The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the Loans pursuant to this Section 2.06(a) shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares. Any prepayment of Term B Loans made on or prior to the date that is six months after the Third Amendment Effective Date in connection with a Repricing Transaction shall be accompanied by the payment by the Borrower of the fee set forth in Section 2.10(b).

(ii) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line

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each case, any Indebtedness pursuant to a Permitted Refinancing in respect thereof) required to be offered to be so repurchased or prepaid, “Other Applicable Indebtedness”), then the Borrower may apply such Net Cash Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time; provided, further that the portion of such net proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such net proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such net proceeds shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.06(b)(ii)(A) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such Indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof; provided, further that no such prepayment shall be required pursuant to this Section 2.06(b)(ii) with respect to such portion of such Net Cash Proceeds that the Borrower shall have, on or prior to such date, given written notice to the Administrative Agent of its intent to reinvest in accordance with Section 2.06(b)(ii)(B);

(B) With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than any Disposition specifically excluded from the application of Section 2.06(b)(ii)(A)) or any Casualty Event, at the option of the Borrower, the Borrower may reinvest all or any portion of such Net Cash Proceeds in assets useful for its business or the business of any of the Restricted Subsidiaries within (x) twelve (12) months following receipt of such Net Cash Proceeds or (y) if the Borrower or the relevant Restricted Subsidiary enters into a legally binding commitment to reinvest such Net Cash Proceeds within twelve (12) months following receipt thereof, within the later of (a) one hundred and eighty (180) days following the date of such legally binding commitment and (b) twelve (12) months following receipt of such Net Cash Proceeds; provided that if any Net Cash Proceeds are no longer intended to be or cannot be so reinvested (whether because the applicable reinvestment period has expired or otherwise) at any time after delivery of a notice of reinvestment election, an amount equal to any such Net Cash Proceeds shall be applied within five (5) Business Days after the Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Term Loans as set forth in this Section 2.06.

(iii)    If the Borrower or any Restricted Subsidiary incurs or issues any Indebtedness (A) not expressly permitted to be incurred or issued pursuant to any clause of Section 7.03 or (B) that constitute Credit Agreement Refinancing Indebtedness, the Borrower shall cause to be prepaid Term Loans in an aggregate principal amount equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds.

(iv)    [Reserved].

(v)    [Reserved].

(vi)    If for any reason, on any Revaluation Date for anv Alternative Currency Borrowing or anv Alternative Currency Letter of Credit, the aggregate Revolving Credit Exposures ~~at any time~~ exceeds the aggregate Revolving Credit Commitments then in effect, the Borrower shall ~~promptly~~, within three (3) Business Days of notice thereof from the Administrative Agent, prepay or cause to be ~~promptly~~ prepaid Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required

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to Cash Collateralize the L/C Obligations pursuant to this Section 2.06(b)(vi) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans, such aggregate Outstanding Amount exceeds the aggregate Revolving Credit Commitments then in effect.

(vii)    ~~[Reserved].~~If, as a result of any reduction in the Revolving Credit Commitments or otherwise (except in any case described in clause (vi) above), the aggregate Revolving Credit Exposures exceeds the aggregate Revolving Credit Commitments then in effect, the Borrower shall promptly prepay or cause to be promptly prepaid Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.06(b)(vii) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans, such aggregate Outstanding Amount exceeds the aggregate Revolving Credit Commitments then in effect.

(viii)    Except with respect to Loans incurred in connection with any Refinancing Amendment, Term Loan Extension Request or any Incremental Amendment (other than the Incremental and Amendment and Restatement Agreement), (A) each prepayment of Term Loans pursuant to this Section 2.06(b) shall be applied ratably to each Class of Term Loans then outstanding (provided that (i) any prepayment of Term Loans with the Net Cash Proceeds of, or in exchange for, Credit Agreement Refinancing Indebtedness shall be applied solely to each applicable Class of Refinanced Debt selected by the Borrower, and (ii) any Class of Extended Term Loans, Other Term Loans and Incremental Term Loans may specify that one or more other Classes of Term Loans may be prepaid prior to such Class of Extended Term Loans, Other Term Loans or Incremental Term Loans), (B) with respect to each Class of Term Loans, each prepayment pursuant to clauses (i) through (iii) of this Section 2.06(b) shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.08(a), and (C) each prepayment of Term Loans pursuant to this Section 2.06(b) shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares, subject to clause (ix) of this Section 2.06(b) in respect of Term Loans. Any prepayment of a Eurocurrency Rate Loan pursuant to this Section 2.06(b) shall be accompanied by all accrued interest thereon. Any prepayment of Term B Loans made on or prior to the date that is six months after the Amendment and Restatement Effective Date pursuant to Section 2.06(b)(iii) as part of a Repricing Transaction shall be accompanied by the fee set forth in Section 2.10(b).

(ix)    The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i) through (iii) of this Section 2.06(b) at least three (3) Business Days prior to the date of any such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment. Each Appropriate Lender may reject all or a portion of its Pro Rata Share of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i) through (iii) of this Section 2.06(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent no later than 5:00 p.m. one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment; provided that no Lender may reject any prepayment made under Section 2.06(b)(iii)(B). Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender (such amounts so rejected, “Rejected Amounts”). If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans. In the event a Lender rejects all or any portion of its Pro Rata Share of any mandatory prepayment of Term Loans required pursuant to clauses (i) through (iii) of this Section 2.06(b), the rejected portion of

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(b)    Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all of its Revolving Credit Loans outstanding on such date in the currency or currencies in which such Revolving Credit Loans were made.

(c)    Swing Line Loans. The Borrower shall repay its Swing Line Loans on the earlier to occur of (i) the date five (5) Business Days after such Swing Line Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.

(d)     For the avoidance of doubt, all Loans shall be repaid, whether pursuant to this Section 2.08 or otherwise, in the currency in which they were made.

Section 2.09. Interest. (a) Subject to the provisions of Section 2.09(b), (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Credit Loans.

(b)    The Borrower shall pay interest on past due amounts hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)    Interest on each Loan shall be due and payable in the same currency in which the Loan is denominated in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d)    All computations of interest hereunder shall be made in accordance with Section 2.11.

Section 2.10. Fees. In addition to certain fees described in Sections 2.03(h) and (i):

(a)    Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate with respect to commitment fees times the actual daily amount by which the aggregate Revolving Credit Commitment exceeds the sum of (A) Outstanding Amount of Revolving Credit Loans (for the avoidance of doubt, excluding any Swing Line Loans) and (B) the Outstanding Amount of L/C Obligations; provided that any commitment fee accrued with respect to any of the Revolving Credit Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided, further, that no commitment fee shall accrue on any of the Revolving Credit Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee shall accrue at all times from the Closing Date until the Maturity Date for the Revolving Credit Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing

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Date, and on the Maturity Date for the Revolving Credit Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)    At the time of the effectiveness of any Repricing Transaction that is consummated on or prior to the date that is six months after the Third Amendment Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Term B Lenders with Term B Loans that are either prepaid, refinanced, substituted, replaced or otherwise subjected to a pricing reduction in connection with such Repricing Transaction (including each Term B Lender that withholds its consent to such Repricing Transaction and is replaced as a Lender, or whose outstanding Term B Loans are repaid in full, under Section 3.07(a)), a fee in an amount equal to 1.0% of (x) in the case of a Repricing Transaction described in clause (i) of the definition thereof, the aggregate principal amount of all Term B Loans prepaid, refinanced, substituted or replaced in connection with such Repricing Transaction and (y) in the case of a Repricing Transaction described in clause (ii) of the definition thereof, the aggregate principal amount of all Term B Loans outstanding on such date that are subject to an effective pricing reduction pursuant to such Repricing Transaction. Such fees shall be earned, due and payable upon the date of the effectiveness of such Repricing Transaction.

(c)    [Reserved].

(d)    The Borrower agrees to pay on the Third Amendment Effective Date to each Revolving Credit Lender (as determined after giving effect to the ~~Repricing~~Third Amendment) a closing fee in an amount equal to 0.05% of the aggregate Revolving Credit Commitments of such Revolving Credit Lender after giving effect to the ~~Repricing~~Third Amendment. Such closing fees shall be in all respects fully earned, due and payable on the Third Amendment Effective Date and non-refundable and non-creditable for any reason whatsoever thereafter.

(e)    The Borrower agrees to pay on the Delayed Draw Funding Date to each Delayed Draw Term B Lender a closing fee in an amount equal to 0.25% of the stated principal amount (as applicable) of such Lender’s Delayed Draw Term B Loan, payable to such Lender as and when funded on the Delayed Draw Funding Date. Such closing fees shall be in all respects fully earned, due and payable on the Delayed Draw Funding Date and non-refundable and non-creditable for any reason whatsoever thereafter.

(f)    Commencing on the date that is 30 days after the Amendment and Restatement Effective Date, the Borrower shall pay to the Administrative Agent for the account of each Delayed Draw Term B Lender in accordance with its Pro Rata Share a commitment fee (the “Delayed Draw Commitment Fee”) in an amount per annum equal to the sum of (x) the Applicable Rate for Term B Loans that are Eurocurrency Rate Loans plus (y) the LIBOR Floor in respect of Term B Loans, in each case on the average daily unused amount of the Delayed Draw Term B Commitments then in effect. The Delayed Draw Commitment Fee shall be payable on the earlier of the Delayed Draw Termination Date and the Delayed Draw Funding Date.

(g)    Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

Section 2.11.    Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by the Administrative Agent’s “prime rate” shall be made on the basis of a

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year of three hundred and sixty-five (365) days (or three hundred and sixty six (366) days, as the case may be) and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one (1) day. In computing interest on any Loan, the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurocurrency Rate Loan, the date of conversion of such Eurocurrency Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurocurrency Rate Loan, the date of conversion of such Base Rate Loan to such Eurocurrency Rate Loan, as the case may be, shall be excluded. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.12.    Evidence of Indebtedness.    (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.l03-l(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)    In addition to the accounts and records referred to in Section 2.12(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register in accordance with the provisions of Section 10.07(d), evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent in the Register and the accounts and records of any Lender in respect of such matters, the Register shall control in the absence of manifest error.

(c)    Entries made in good faith by the Administrative Agent in the Register, and by each Lender in its account or accounts pursuant to Sections 2.12(a) and (b), shall prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

Section 2.13.    Payments Generally.    (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office ~~in Dollars and~~(x) with respect to repayments and prepayments of any Loans (whether of principal,

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interest or otherwise), in the currency in which such Loans are denominated, (y) with respect to payments in respect of a Letter of Credit denominated in an Alternative Currency, in such Alternative Currency, and (z) with respect to any other payments, in Dollars, in each case in Same Day Funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)    If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c)    Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

(i)    if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the Federal Funds Rate from time to time in effect; and

(ii)    if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.13(c) shall be conclusive, absent manifest error.

(d)    If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set

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Extension Election to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.08), (iii) modify the prepayments set forth in Section 2.06 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto and (iv) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.15, and the Required Lenders hereby expressly and irrevocably, for the benefit of all parties hereto, authorize the Administrative Agent to enter into any such Extension Amendment and (B) consent to the transactions contemplated by this Section 2.15 (including, for the avoidance of doubt, payment of interest, fees or premiums in respect of any Extended Term Loans or Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Amendment).

(e)    No Prepayment. No conversion or extension of Loans or Commitments pursuant to any Extension Amendment in accordance with this Section 2.15 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(f)    This Section 2.15 shall supersede any provisions in Section 2.14 or 10.01 to the contrary.

Section 2.16. Incremental Borrowings.

(a)    Incremental Commitments. The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (an “Incremental Loan Request”), request (A) one or more new commitments which may be of the same Class as any outstanding Term Loans (a “Term Loan Increase”) or a new Class of term loans (collectively with any Term Loan Increase, the “Incremental Term Commitments”) and/or (B) one or more increases in the amount of the Revolving Credit Commitments (a “Revolving Commitment Increase”) or the establishment of one or more new revolving credit commitments in Dollars or any Alternative Currency (any such new commitments, collectively with any Revolving Commitment Increases, the “Incremental Revolving Credit Commitments” and the Incremental Revolving Credit Commitments, collectively with any Incremental Term Commitments, the “Incremental Commitments”), whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders.

(b)    Incremental Loans. Any Incremental Term Loans or Incremental Revolving Credit Commitments (other than Term Loan Increases and Revolving Commitment Increases) made on an Incremental Facility Closing Date shall be designated a separate Class of Incremental Term Loans or Incremental Revolving Credit Commitments, as applicable, for all purposes of this Agreement. On any Incremental Facility Closing Date on which any Incremental Term Commitments of any Class are effected (including through any Term Loan Increase), subject to the satisfaction of the terms and conditions in this Section 2.16, (i) each Incremental Term Lender of such Class shall make a Loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Commitment of such Class and (ii) each Incremental Term Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto. On any Incremental Facility Closing Date on which any Incremental Revolving Credit Commitments of any Class are effected (including through any Revolving Commitment Increase), subject to the satisfaction of the terms and conditions in this Section 2.16, (i) each Incremental Revolving Credit Lender of such Class shall make its Commitment available to the Borrower (when borrowed, an “Incremental Revolving Loan” and collectively with any Incremental Term Loan, an “Incremental Loan”) in an amount equal to its Incremental Revolving Credit Commitment of such Class and (ii) each Incremental Revolving Credit Lender of such Class shall become a Lender hereunder with respect to the Incremental Revolving Credit Commitment of such Class and the Incremental Revolving Loans of such Class made pursuant thereto. Notwithstanding the foregoing, Incremental Term Loans may have identical terms to any of the Term Loans and be treated as the same Class as any of such Term Loans.

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Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)        If any Recipient determines, in its reasonable discretion exercised in good faith, that it has received a refund or overpayment credit in respect of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund or credit (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund or credit), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund or credit to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund or credit had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)        Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) with respect to such Lender it will, if requested by the Borrower, use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the sole judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 3.01(i) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.01(a).

Section 3.02.         Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans in the applicable currency, or to determine or charge interest rates based upon the applicable Eurocurrency Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue any affected Eurocurrency Rate Loans or to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate component of the Base Rate with respect to any Base Rate Loans, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender

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without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 3.03.         Inability to Determine Rates. (a) If the Required Lenders reasonably determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (~~a~~i) deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount, currency and Interest Period of such Eurocurrency Rate Loan, (~~b~~ii) adequate and reasonable means do not exist for determining the Eurocurrency Rate for the applicable currency for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan or in connection with an existing or proposed Base Rate Loan, or (~~c~~iii) the Eurocurrency Rate for the applicable currency and for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans for the applicable currency shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request ~~into a request, for~~for (I) a Borrowing of ~~Base Rate Loans in~~Eurocurrency Rate Loans denominated in Dollars into a request for a Borrowing of Base Rate Loans in the amount specified therein and (II) a Borrowing of Eurocurrency Rate Loans denominated in an Alternative Currency into a request for a Borrowing of Base Rate Loans in the Dollar Equivalent of the amount specified therein.

(b)         If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i)(A) deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount, currency and Interest Period of such Eurocurrency Rate Loan, (B) adequate and reasonable means do not exist for determining the Eurocurrency Rate for the applicable currency for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan or in connection with an existing or proposed Base Rate Loan, or (C) the Eurocurrency Rate for the applicable currency for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan and, in each case, such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (i) have not arisen but the supervisor for the administrator of the London interbank offered rate for deposits in ~~U.S. Dollars~~the applicable currency or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the London interbank offered rate for deposits in ~~U.S. Dollars~~the applicable currency shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Eurocurrency Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for ~~U.S. Dollar denominated~~ syndicated loans denominated in the applicable currency in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 10.01, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date any notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Lenders have reasonably determined that such alternate rate of interest does not reflect the then prevailing market convention for determining a rate of interest

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for ~~U.S. Dollar denominated~~ syndicated loans denominated in the applicable currency in the United States at such time and that such Lenders have not extended loans with interest determined by reference to such alternate rate of interest in other ~~U.S. Dollar denominated~~ syndicated loans denominated in the applicable currency in the United States. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this clause (b), only to the extent the London interbank offered rate for deposits in ~~U.S. Dollars~~ the applicable currency for such Interest Period is not available or published at such time on a current basis), (x) any request by the Borrower for a Eurocurrency Rate Loan denominated in Dollars pursuant to Section 2.02 shall be deemed to be a request of a Base Rate Loan ~~and (y~~, (y) any request bv the Borrower for a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02 shall be deemed to be a request of a Base Rate Loan in the Dollar Equivalent of the amount specified therein and (z) any request for conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Rate Loan shall be ineffective and such Loan to the extent denominated in Dollars shall be converted to a Base Rate Loan on the last day of the Interest Period applicable thereof.

Section3.04.         Increased Cost, and Reduced Return: Capital Adequacy: Reserves on Eurocurrency Rate Loans. (a) If any Lender reasonably determines that as a result of a Change in Law, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (including any Taxes (other than (i) Indemnified Taxes or (ii) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto and excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from reserve requirements contemplated by Section 3.04(b), Section 3.04(c) or the definition of Eurocurrency Rate), then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b)        If any Lender reasonably determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by it, or participations in or issuance of Letters of Credit by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent), the Borrower will pay to such Lender, as the case may be, within fifteen (15) days after demand by such Lender setting forth in reasonable detail the particulars of such reduction, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)         If and so long as any Lender lending from (or whose holding company constitutes) a branch or office located in a Participating Member State of the European Union that has adopted the Euro has reasonably determined that any requirement to comply with reserve assets, liquidity, cash margin or other requirements imposed bv the European Central Bank or the European System of Central Banks after the Third Amendment Effective Date (but excluding increased costs or reductions contemplated bv Section 3.04(a), Section 3.04(b) and the requirements reflected in the definition of “Eurocurrency Rate”) in respect of any of such Lender’s Revolving Credit Loans denominated in an Alternative Currency has the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company that could have been achieved but for such requirement (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to reserve assets, liquidity, cash margin or other

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applicable requirements), such Lender may require the Borrower to pay, contemporaneously with each payment of interest on such Loan, additional interest on such Loan at a rate per annum determined by such Lender to be the cost to such Lender of complying with such requirements in relation to such Loan.

(d)        Any additional interest owed pursuant to Section 3.04(c) above shall be reasonably determined by the relevant Lender and notified to the Borrower, together with reasonable detail describing the particulars of such reduction (with a copy to the Administrative Agent) at least fifteen (15) days before each date on which interest is payable for the relevant Loan, and such additional interest so notified to the relevant Borrower by such Lender shall be payable to the Administrative Agent for the account of such Lender on each date on which interest is payable for such Loan.

Section 3.05.         Funding Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred by it as a result of:

(a)        any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan on a day prior to the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)        any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan on the date or in the amount notified by the Borrower; or

(c)        any assignment of a Eurocurrency Rate Loan on a day prior to the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 3.07; including any loss or expense (excluding loss of anticipated profits or margin) actually incurred by reason of the liquidation or reemployment of funds obtained by it to maintain such Eurocurrency Rate Loan or from fees payable to terminate the deposits from which such funds were obtained.

Section 3.06.         Matters Applicable to All Requests for Compensation. (a) If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use commercially reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or issuing Letters of Credit hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material economic, legal or regulatory respect; provided, that nothing in this Section 3.06 shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.04(a) or (b).

(b)        If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Eurocurrency Rate Loans from one Interest Period to another Interest Period, or to convert Base Rate Loans into Eurocurrency Rate Loans, until the event or condition giving rise to such request ceases to be in effect; provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

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Section 7.02.         Investments. Make or hold any Investments, except:

(a)        Investments by the Borrower or a Restricted Subsidiary in assets that were Cash Equivalents when such Investment was made;

(b)        loans or advances to officers, directors, consultants and employees of the Borrower or any of the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Holdings or any direct or indirect parent thereof (provided that the amount of such loans and advances shall be contributed to the Borrower in cash as common equity) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding not to exceed $10,000,000 (determined without regard to any write-downs or write-offs);

(c)        Investments (i) by the Borrower or any Restricted Subsidiary in any Loan Party (excluding Holdings), (ii) by any Restricted Subsidiary that is not a Loan Party in any other such Restricted Subsidiary that is also not a Loan Party, (iii) by the Borrower or any Subsidiary Guarantor (A) in any Non-Loan Party, provided that the aggregate amount of such Investments at any time outstanding pursuant to this Section 7.02(c)(iii)(A) shall not exceed the greater of (1) $~~75,000,000~~100,000,000 and (2) ~~4.00~~5.00% of Total Assets, (B) in any Foreign Subsidiary consisting of a contribution of Equity Interests of any other Foreign Subsidiary held directly by the Borrower or such Restricted Subsidiary and if the Foreign Subsidiary to which such contribution is made is not a wholly-owned Foreign Subsidiary, such contribution shall be in exchange for Indebtedness, Equity Interests (including increases in capital accounts) or a combination thereof of the Foreign Subsidiary to which such contribution is made, provided that the Equity Interests of a wholly owned Foreign Subsidiary only may be contributed to another wholly owned Foreign Subsidiary under this sub-clause (B), and (C) constituting Guarantees of Indebtedness or other monetary obligations of Non-Loan Parties owing to any Loan Party (other than Holdings) and (iv) by the Borrower or any Subsidiary Guarantor in any Restricted Subsidiary to fund or in connection with any Permitted Acquisition specifically contemplated at such time;

(d)        Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(e)        Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions, Restricted Payments and prepayments of Indebtedness permitted under Sections 7.01, 7.03, 7.04, 7.05, 7.06 and 7.13, respectively;

(f)        Investments (i) existing or contemplated on the Closing Date and set forth on Schedule 7.02(f) (including, in any case (regardless of whether set forth on Schedule 7.02(f)), any Specified Acquisition and Specified Acquisition Guaranties) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) existing on the Closing Date by the Borrower or any Restricted Subsidiary in the Borrower or any other Restricted Subsidiary and any modification, exchange in kind, renewal or extension thereof; provided that (x) the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 7.02 and (y) any Investment in the form of Indebtedness of any Loan Party owed to any Restricted Subsidiary that is not a Loan Party shall be subject to the subordination terms set forth in the Intercompany Note;

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(v)        to finance any Investment permitted to be made pursuant to Section 7.02 (other than clause (e) thereof); provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) such Person shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interest) to be contributed to the Borrower or the Restricted Subsidiaries or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Borrower or the Restricted Subsidiaries in order to consummate such Permitted Acquisition, in each case, in accordance with the requirements of Section 6.11; and

(vi)        the proceeds of which shall be used by such Person to pay fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering permitted by this Agreement;

(i)        so long as (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) immediately after giving effect to such Restricted Payment, the Borrower and the Restricted Subsidiaries shall be in Pro Forma Compliance with the Financial Covenant, the Borrower may make additional Restricted Payments from and after the Third Amendment ~~and Restatement~~ Effective Date in an aggregate amount, together with the aggregate amount of (1) loans and advances to Holdings made from and after the Third Amendment ~~and Restatement~~ Effective Date pursuant to Section 7.02(m) in lieu of Restricted Payments permitted by this Section 7.06(i) and (2) the aggregate amount of payments made from and after the Third Amendment ~~and Restatement~~ Effective Date pursuant to Section 7.13(a)(iv), not to exceed the greater of (A) $100,000,000 and (B) 5.00% of Total Assets;

(j)         so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may make additional Restricted Payments from and after the Amendment and Restatement Effective Date in an amount not to exceed the Cumulative Growth Amount immediately prior to the making of such Restricted Payment;

(k)         cash payments, dividends or distributions to any direct or indirect parent of the Borrower to make cash payments, in lieu of the issuance of fractional shares or interests in connection with the exercise of warrants, options or other rights or securities convertible into or exchangeable for Equity Interests of Borrower, any of the Restricted Subsidiaries or any direct or indirect parent of the Borrower; provided, that any such cash payment shall not be for the purpose of evading the limitation of this covenant (as determined in good faith by the board of directors of the Borrower);

(1)         [Reserved];

(m)         so long as (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Total Net Leverage Ratio (determined on a Pro Forma Basis) for the Borrower’s most recently ended Test Period is not greater than 5.50 to 1.00, the Borrower may make Restricted Payments to Holdings to fund the redemption, discharge, repurchase or retirement of any Indebtedness of Holdings (or any direct or indirect parent thereof) incurred after the Closing Date with the proceeds of any Permitted Holdings Refinancing Debt;

(n)         so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may make additional Restricted Payments with the proceeds of Excluded Contributions; and

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the consent of any Lenders other than the Required Facility Lenders in accordance with the provisions of Section 10.01(j).

Section 7.12.         Accounting Changes. Make any change in fiscal quarter or fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal quarter or fiscal year to any other fiscal quarter or fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal quarter or fiscal year.

Section 7.13.         Prepayments, Etc. of Indebtedness. (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal (to the extent permitted hereunder) and interest shall be permitted) any Indebtedness for borrowed money of a Loan Party that is expressly by its terms subordinated to the Obligations in right of payment (all of the foregoing items of Indebtedness, collectively, “Junior Financing”), except (i) the refinancing or replacement thereof with any Indebtedness that constitutes a Permitted Refinancing; provided, that such Indebtedness shall be subordinated to the Obligations in right of payment on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being refinanced or replaced, taken as a whole, (ii) the conversion or exchange of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parents, (iii) the prepayment of Indebtedness of the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary to the extent permitted by the subordination provisions contained in the Intercompany Note, (iv) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount, together with the aggregate amount of (1) Restricted Payments made pursuant to Section 7.06(i) and (2) loans and advances to Holdings made pursuant to Section 7.02(m) in lieu of Restricted Payments permitted by Section 7.06(i), not to exceed, from and after the Third Amendment ~~and Restatement~~ Effective Date, the greater of (i) $100,000,000 and (ii) 5.00% of Total Assets, (v) prepayments, redemptions, purchases, defeasances and other payments after the Amendment and Restatement Effective Date in respect of the Junior Financings prior to their scheduled maturity in an aggregate amount not to exceed the Cumulative Growth Amount immediately prior to the making of such payment and (vi) prepayments, redemptions, purchases, defeasances and other payments in respect of the Junior Financings prior to their scheduled maturity so long as immediately after giving effect to such prepayments, redemptions, purchases, defeasances and other payments and the application of proceeds therefrom, the Total Net Leverage Ratio of the Borrower is less than or equal to 3.50 to 1.00 (calculated on a Pro Forma Basis).

(b)        Amend, modify or change in any manner materially adverse to the interests of the Lenders (other than by a Permitted Refinancing) any term or condition (including any subordination provisions) of any Junior Financing Documentation in respect of any Junior Financing having an aggregate outstanding principal amount in excess of the Threshold Amount without the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed).

Section 7.14.         Holding Company. With respect to Holdings, conduct, transact or otherwise engage in any material operating or business activities; provided that the following and any activities incidental thereto shall be permitted in any event: (i) its ownership of the Equity Interests of Borrower, including payment of dividends and other amounts in respect of its Equity Interests, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to the Loan Documents, the Sponsor Management Agreement and any other agreement governing Indebtedness, (iv) any public offering of its common stock or any other issuance or sale of its Equity Interests, (v) financing activities, including the issuance of securities, incurrence of debt, incurrence of liens, payment of dividends, making contributions to the capital of the Borrower and guaranteeing the obligations of the Borrower to the extent not prohibited under this Agreement, (vi) participating in tax, accounting and other administrative matters (x) as a member of the Borrower, (y) as a member of any unitary, combined or similar group including Holdings

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Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c)        The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and a potential Hedge Bank or Cash Management Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including, Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 9.02.         Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact, such sub-agents as shall be deemed necessary by the Administrative Agent and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).

Section 9.03.         Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any loss, cost or expense suffered by the Borrower, any Subsidiary, any Lender or any L/C Issuer as a result of, any determination of the Revolving Credit Exposure, any of the component amounts thereof or any portion thereof attributable to each Lender or L/C Issuer, or any Spot Rate or Dollar Equivalent.

Section 9.04.         Reliance by Agents. (a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by

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cancellation of any Loans delivered by the Borrower pursuant to subsection (k) or (m) below, and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, ~~and~~ principal amounts (and related interest amounts) and currencies of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Notwithstanding the foregoing, in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an Affiliated Lender, nor shall the Administrative Agent be obligated to monitor the aggregate amount of the Term Loans or Incremental Term Loans held by Affiliated Lenders. Notwithstanding anything to the contrary contained in this Agreement, the Loans, L/C Obligations and L/C Borrowings are intended to be treated as registered obligations for U.S. federal income tax purposes and this Section 10.07 shall be construed so that the they are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code, Section 5f.l03-l(c) of the United States Treasury Regulation and any other related regulations (or any successor provisions of the Code or such regulations).

(e)        Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or any Disqualified Institutions which has been identified as such to the Lenders) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly and adversely affects such Participant. Subject to Section 10.07(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender (subject, for the avoidance of doubt, to the limitations and requirements of those Sections applying to each Participant as if it were a Lender) and had acquired its interest by assignment pursuant to Section 10.07(c) but shall not be entitled to recover greater amounts under such Sections than the selling Lender would be entitled to recover. To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) and currency amounts of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except (i) that the portion of the Participant Register relating to a Participant shall be made available to the Borrower and Administrative Agent to the extent the benefits of this Agreement are claimed with respect to such Participant (including under Sections 3.01, 3.04 and 3.05), or (ii) otherwise to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and Section 5f.l03-l(c) of the United States Treasury Regulations and any other related regulations (or any successor provisions of the Code or such regulations). The

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will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(C)         the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 10.24.        Currency Indemnity. (a) If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any other Loan Document, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due under this Agreement or under any other Loan Document in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose “rate of exchange” means the rate at which the Administrative Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in accordance with its normal practice at its head office in New York, New York. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of receipt by the Administrative Agent of the amount due, the Borrower will, on the date of receipt by the Administrative Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by the Administrative Agent on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by the Administrative Agent is the amount then due under this Agreement or such other Loan Document in the Currency Due. If the amount of the Currency Due which the Administrative Agent is so able to purchase is less than the amount of the Currency Due originally due to it, the Borrower shall indemnify and save the Administrative Agent and the Lenders harmless from and against all loss or damage arising as a result of such deficiency. If the amount of the Currency Due which the Administrative Agent is so able to purchase exceeds the amount of the Currency Due originally due to it, the Administrative Agent shall remit such excess to the Borrower or such Loan Party, as applicable.

(b)          The indemnity provided for in Section 10.24(a) shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Loan Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver or other indulgence granted by the Administrative Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any other Loan Document or under any judgment or order.

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